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                                                                     EXHIBIT 4.1
                               WEBSIDESTORY, INC.
                        2004 EQUITY INCENTIVE AWARD PLAN

                                   ARTICLE 1

                                    PURPOSE

      The purpose of the WebSideStory, Inc. 2004 Equity Incentive Award Plan (the "PLAN") is to promote the success and enhance the value of WebSideStory, Inc. (the "COMPANY") by linking the personal interests of members of the Board, Employees, and Consultants to those of the Company's stockholders and by providing an incentive to members of the Board, Employees, and Consultants for performance to generate returns to the Company's stockholders. The Plan is also intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation largely depends.

      All share numbers set forth in this Plan give effect to the 3.5-for-1 reverse stock split implemented by the Company in connection with its initial public offering.

                                   ARTICLE 2

                          DEFINITIONS AND CONSTRUCTION

      Wherever the following terms are used in the Plan they will have the meanings given below, unless the context clearly indicates otherwise. The singular pronoun includes the plural where the context so indicates.

      2.1 "AWARD" means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, an Other Stock-Based Award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

      2.2 "AWARD AGREEMENT" means any written or electronic agreement, contract, or other instrument or document evidencing an Award.

      2.3 "BOARD" means the board of directors of the Company.

      2.4 "CHANGE IN CONTROL" means and includes each of the following:

            (a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange
Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership

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(within the meaning of Rule 13d-3 under the Exchange Act) of securities of the
Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or

            (b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

            (c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets or
(z) the acquisition of assets or stock of another entity, in each case other than a transaction:

                  (i) Which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "SUCCESSOR ENTITY")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

                  (ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group will be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

            (d) The Company's stockholders approve a liquidation or dissolution of the Company.

The Committee will have full and final authority, which will be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

      2.5 "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

      2.6 "COMMITTEE" means the Board or a committee of the Board described in
Article 12.

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      2.7 "CONSULTANT" means any consultant or adviser if:

            (a) The consultant or adviser renders bona fide services to the Company or any Subsidiary;

            (b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and

            (c) The consultant or adviser is a natural person who has contracted directly with the Company or any Subsidiary to render such services.

      2.8 "COVERED EMPLOYEE" means an Employee who is, or is likely to become, a "covered employee" within the meaning of Section 162(m) of the Code.

      2.9 "DEFERRED STOCK" means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

      2.10 "DISABILITY" means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as it may be amended from time to time.

      2.11 "DIVIDEND EQUIVALENTS" means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends that otherwise would have been paid on Stock which is subject to an Award.

      2.12 "EFFECTIVE DATE" has the meaning set forth in Section 13.1.

      2.13 "ELIGIBLE INDIVIDUAL" means any person who is a member of the Board, Consultant or Employee, as determined by the Committee.

      2.14 "EMPLOYEE" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

      2.15 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

      2.16 "FAIR MARKET VALUE" means, as of any date, the value of Stock determined as follows:

            (1) If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source that the Committee deems reliable;

            (2) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and

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asked prices for the Stock on the date prior to the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

            (3) In the absence of an established market for the Stock, the Fair Market Value thereof will be determined in good faith by the Committee.

      2.17 "INCENTIVE STOCK OPTION" means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

      2.18 "INDEPENDENT DIRECTOR" means a member of the Board who is not an Employee of the Company.

      2.19 "NON-EMPLOYEE DIRECTOR" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

      2.20 "NON-QUALIFIED STOCK OPTION" means an Option that is not intended to be or otherwise does not qualify as an Incentive Stock Option.

      2.21 "OPTION" means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

      2.22 "OTHER STOCK-BASED AWARD" means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.7 of the Plan.

      2.23 "PARTICIPANT" means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

      2.24 "PERFORMANCE-BASED AWARD" means an Award granted to selected Covered Employees, but which is subject to the terms and conditions set forth in Article 9.

      2.25 "PERFORMANCE BONUS AWARD" has the meaning set forth in Section 8.8.

      2.26 "PERFORMANCE CRITERIA" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

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      2.27 "PERFORMANCE GOALS" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, or other operational unit. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

      2.28 "PERFORMANCE PERIOD" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

      2.29 "PERFORMANCE SHARE" means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance based targets established by the Committee.

      2.30 "PERFORMANCE STOCK UNIT" means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

      2.31 "PLAN" means this WebSideStory, Inc. 2004 Equity Incentive Award Plan, as it may be amended from time to time.

      2.32 "PUBLIC TRADING DATE" means the first date upon which Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

      2.33 "QUALIFIED PERFORMANCE-BASED COMPENSATION" means any compensation that is intended to qualify as "qualified performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

      2.34 "RESTRICTED STOCK" means Stock awarded to a Participant pursuant to
Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

      2.35 "RESTRICTED STOCK UNIT" means an Award granted pursuant to Section
8.6.

      2.36 "SECURITIES ACT" means the Securities Act of 1933, as amended.

      2.37 "STOCK" means the common stock of the Company, par value $0.001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

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      2.38 "STOCK APPRECIATION RIGHT" or "SAR" means a right granted pursuant to
Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value of such number of shares of Stock on the date the SAR was granted as set forth in the applicable Award Agreement.

      2.39 "STOCK PAYMENT" means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

      2.40 "SUBSIDIARY" means any "subsidiary corporation" as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder of the Company or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

                                   ARTICLE 3

                           SHARES SUBJECT TO THE PLAN

3.1   Number of Shares.

            (a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan will be 2,100,000 shares. In addition to the foregoing, subject to
Article 11, commencing on January 1, 2005 and on each January 1 thereafter during the term of the Plan through and including January 1, 2014, the number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan will be increased by that number of shares of Stock equal to the least of
(i) four percent (4%) of the Company's outstanding shares of Stock on such date,
(ii) 1,000,000 shares, or (iii) a lesser amount determined by the Board. To satisfy the applicable regulations under the Code relating to Incentive Stock Options, the maximum number of shares of Stock that may be delivered in connection with Awards under the Plan will be 12,100,000 shares.

            (b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award will again be available for the grant of an Award pursuant to the Plan. If shares of Stock issued pursuant to Awards are repurchased by the Company at no less than their original purchase price, such shares of Stock shall become available for future grant under the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary will not be counted against shares of Stock available for grant pursuant to this Plan.

            (c) Notwithstanding the provisions of this Section 3.1, no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.

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      3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

      3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during a rolling three-year period (measured from the date of any grant) will be 1,500,000; provided, however, that the foregoing limitation will not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitation will not apply until the earliest of: (a) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan in accordance with
Section 3.1); (b) the issuance of all of the shares of Stock reserved for issuance under the Plan; (c) the expiration of the Plan; (d) the first meeting of stockholders at which members of the Board are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under
Section 12 of the Exchange Act; or (e) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

                                   ARTICLE 4

                          ELIGIBILITY AND PARTICIPATION

      4.1   Eligibility.

            (a) General. Persons eligible to participate in this Plan include Employees, Consultants and all members of the Board, as determined by the Committee.

            (b) Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions will increase the share limitations contained in Sections 3.1 and 3.3 of the Plan.

      4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards will be granted and will determine the nature and amount of each Award. No individual will have any right to be granted an Award pursuant to this Plan.

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                                   ARTICLE 5

                                 STOCK OPTIONS

      5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

            (a) Exercise Price. The exercise price per share of Stock subject to an Option will be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option will not be less than par value of a share of Stock on the date of grant.

            (b) Time and Conditions of Exercise. The Committee will determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan will not exceed ten years. The Committee will also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

            (c) Payment. The Committee will determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note bearing interest at no less than such rate as will then preclude the imputation of interest under the Code, shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock will be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

            (d) Evidence of Grant. All Options will be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement will include such additional provisions as may be specified by the Committee.

      5.2 Incentive Stock Options. Incentive Stock Options may be granted only to employees (as defined in accordance with Section 3401(c) of the Code) of the Company and the Company's "subsidiary corporations" as that term is defined in
Section 424(f) of the Code and any applicable regulations promulgated thereunder, and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 5.2:

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            (a) Exercise Price. Subject to Section 5.2(d) below, the exercise price per share of Stock subject to an Incentive Stock Option will be set by the Committee; provided that the exercise price for any Incentive Stock Option will not be less than 100% of the Fair Market Value on the date of grant.

            (b) Expiration of Option. An Incentive Stock Option may not be exercised to any extent by anyone after the tenth anniversary of the date it is granted, unless an earlier time is set in the Award Agreement.

            (c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess will be considered Non-Qualified Stock Options.

            (d) Ten Percent Owners. An Incentive Stock Option will be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any "subsidiary corporation" of the Company or "parent corporation" of the Company (each within the meaning of Section 424 of the Code) only if such Option is granted at an exercise price per share that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

            (e) Transfer Restriction. The Participant will give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

            (f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the Expiration Date.

            (g) Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

      5.3 Substitution of Stock Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, will have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right will be exercisable for the same number of shares of Stock for which such substituted Option would have been exercisable.

      5.4 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Options by a Participant may be permitted through the use of such an automated system.

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                                   ARTICLE 6

                             RESTRICTED STOCK AWARDS

      6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock will be evidenced by a written Restricted Stock Award Agreement.

      6.2 Issuance and Restrictions. Restricted Stock will be subject to such repurchase restrictions, forfeiture restrictions, restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

      6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions will be forfeited or subject to repurchase by the Company under such terms as the Committee shall determine; provided, however, that, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

      6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

                                   ARTICLE 7

                            STOCK APPRECIATION RIGHTS

      7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option,
(b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right will be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and will be evidenced by an Award Agreement.

      7.2 Coupled Stock Appreciation Rights.

            (a) A Coupled Stock Appreciation Right ("CSAR") will be related to a particular Option and will be exercisable only when and to the extent the related Option is

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exercisable.

            (b) A CSAR may be granted to a Participant for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

            (c) A CSAR will entitle the Participant (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company the unexercised portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Stock on the date of exercise of the CSAR by the number of shares of Stock with respect to which the CSAR will have been exercised, subject to any limitations the Committee may impose.

      7.3 Independent Stock Appreciation Rights.

            (a) An Independent Stock Appreciation Right ("ISAR") will be unrelated to any Option and will have a term set by the Committee. An ISAR will be exercisable in such installments as the Committee may determine. An ISAR will cover such number of shares of Stock as the Committee may determine. The exercise price per share of Stock subject to each ISAR will be set by the Committee; provided, however, that the Committee, in its sole and absolute discretion, may provide that the ISAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant's retirement, death or disability, or otherwise.

            (b) An ISAR will entitle the Participant (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Stock on the date of exercise of the ISAR by the number of shares of Stock with respect to which the ISAR will have been exercised, subject to any limitations the Committee may impose.

      7.4 Payment and Limitations on Exercise. Payment of the amounts determined under Sections 7.2(c) and 7.3(b) above will be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.

                                   ARTICLE 8

                              OTHER TYPES OF AWARDS

      8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which will be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making

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such determinations, the Committee will consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

      8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which will be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee will consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

      8.3 Dividend Equivalents. Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents will be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

      8.4 Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares will be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

      8.5 Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock will be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock will have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

      8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee will specify the date or dates on which the Restricted Stock Units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee will specify the maturity date applicable to each grant of Restricted Stock Units which will be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company will transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee will specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

      8.7 Other Stock-Based Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.

      8.8 Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a "PERFORMANCE BONUS AWARD") payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee will be based upon objectively determinable bonus formulas established in accordance with Article 9. The maximum amount of any Performance Bonus Award payable to a Covered Employee with respect to any fiscal year of the Company will not exceed $500,000.

      8.9 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units, Other Stock-Based Awards or Performance Bonus Awards will be set by the Committee in its discretion.

      8.9 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or Other Stock-Based Awards; provided, however, that such price will not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

      8.10 Form of Payment. Payments with respect to any Awards granted under this Article 8 will be made in cash, in Stock or a combination of both, as determined by the Committee.

      8.12 Award Agreement. All Awards under this Article 8 will be subject to such additional terms and conditions as determined by the Committee and will be evidenced by a written Award Agreement.

                                   ARTICLE 9

                            PERFORMANCE-BASED AWARDS

      9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 will control over any contrary provision of the Plan; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

      9.2 Applicability. This Article 9 will apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards which are intended to be Qualified Performance-Based Compensation. The designation of a Covered Employee as a Participant for a Performance Period will not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period will not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant will not require designation of any other Covered Employees as a Participant in such period or in any other period.

      9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee will, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

      9.4 Payment of Performance-Based Awards. A Participant will be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

      9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation will be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

                                   ARTICLE 10

                         PROVISIONS APPLICABLE TO AWARDS

      10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

      10.2 Award Agreement. Awards under the Plan will be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant's employment or service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

      10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or will be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award will be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer will be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a "blind trust" in connection with the Participant's termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company's lawful issue of securities.

      10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the

Participant's spouse as his or her beneficiary with respect to more than 50% of the Participant's interest in the Award will not be effective without the prior written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment will be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

      10.5 Stock Certificates; Book Entry Procedures.

            (a) Notwithstanding anything herein to the contrary, the Company will not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee will have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

            (b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company will not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock will be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

                                   ARTICLE 11

                          CHANGES IN CAPITAL STRUCTURE

      11.1 Adjustments.

            (a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee will make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation must be made consistent with the requirements of Section 162(m) of the Code.

            (b) In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant's request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

                  (i) To provide for either (A) termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this
Section 11.1(b), the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

                  (ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or will be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

                  (iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future.

      11.2 Acceleration Upon Change in Control. Notwithstanding Section 11.1, if a Change in Control occurs and a Participant's Awards are not converted, assumed, or replaced by a successor entity or its parent or Subsidiary, then immediately prior to the Change in Control such Awards will become fully exercisable and all forfeiture restrictions on such Awards will lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding under this Plan to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and will give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. The Committee will have sole discretion to determine whether an Award has been converted, assumed or replaced by the surviving or successor entity or its parent or Subsidiary in connection with a Change in Control.

      11.3 Outstanding Awards - Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company is the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation will pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

      11.4 Outstanding Awards - Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and kind of shares or other securities subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

      11.5 No Other Rights. Except as expressly provided in the Plan, no Participant will have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

                                   ARTICLE 12

                                 ADMINISTRATION

      12.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan will be administered by the full Board, and for such purposes the term "Committee" as used in this Plan will be deemed to refer to the Board. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term "Committee" will apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding the foregoing, however, from and after the Public Trading Date, a Committee of the Board will administer the Plan and the Committee will consist solely of two or more members of the Board each of whom is both an "outside director," within the meaning of Section

162(m) of the Code, and a Non-Employee Director. Notwithstanding the foregoing,
(a) the full Board, acting by a majority of its members in office, will conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term "Committee" as used in this Plan will be deemed to refer to the Board and (b) the Committee may delegate its authority under this Plan to the extent permitted by Section 12.5. Appointment of Committee members will be effective upon acceptance of appointment. The Board may abolish the Committee at any time and re-vest in the Board the administration of the Plan. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

      12.2 Action by the Committee. A majority of the Committee will constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, will be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

      12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

            (a) Designate Participants to receive Awards;

            (b) Determine the type or types of Awards to be granted to each Participant;

            (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

            (d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee will not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

            (e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

            (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

            (g) Decide all other matters that must be determined in connection with an Award;

            (h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

            (i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

            (j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

      12.4 Decisions Binding. The Committee's interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

      12.5 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated under this Plan. Any delegation under this Plan will be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 will serve in such capacity at the pleasure of the Committee.

                                   ARTICLE 13

                          EFFECTIVE AND EXPIRATION DATE

      13.1 Effective Date. The Plan is effective as of the Public Trading Date (the "EFFECTIVE DATE"); provided, that the Plan has been approved by the Company's stockholders prior to such date.

      13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the earlier of the tenth anniversary of (i) the date this Plan is approved by the Company's stockholders or (ii) the date this Plan is approved by the Board (the "EXPIRATION DATE"). Any Awards that are outstanding on the Expiration Date will remain in force according to the terms of the Plan and the applicable Award Agreement.

                                   ARTICLE 14

                    AMENDMENT, MODIFICATION, AND TERMINATION

      14.1 Amendment, Modification, And Termination. The Board or the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary to comply with any applicable law, regulation, or stock exchange rule, the Company will obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), or (ii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 11, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

      14.2 Awards Previously Granted. No termination, amendment, or modification of the Plan will adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

                                   ARTICLE 15

                               GENERAL PROVISIONS

      15.1 No Rights to Awards. No Participant, employee, or other person will have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

      15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant will have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

      15.3 Withholding. The Company or any Subsidiary will have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's payroll, social security or other tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant's federal, state, local and foreign tax liabilities with respect to the issuance, vesting, exercise or payment of the Award will be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign tax purposes that are applicable to such taxable income.

      15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

      15.5 Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement will give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

      15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board will be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      15.7 Relationship to other Benefits. No payment pursuant to the Plan will be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

      15.8 Expenses. The expenses of administering the Plan will be borne by the Company and its Subsidiaries.

      15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, will control.

      15.10 Fractional Shares. No fractional shares of Stock will be issued and the Committee will determine, in its discretion, whether cash will be given in lieu of fractional shares or whether such fractional shares will be eliminated by rounding up or down as appropriate.

      15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded under this Plan will be deemed amended to the extent necessary to conform to such applicable exemptive rule.

      15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise will be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company will be under no obligation to register pursuant to the Securities Act any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

      15.13 Governing Law. The Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Delaware.

                                    * * * * *

      I certify that the foregoing Plan was duly adopted by the board of directors of WebSideStory, Inc. on July 14, 2004.

                                    * * * * *

      I certify that the foregoing Plan was approved by the stockholders of WebSideStory, Inc. on July 21, 2004.

      Executed on this 21st day of July, 2004.

                                      /s/ Michael Christian
                                      ______________________________________
                                      Michael Christian, Corporate Secretary

                               WEBSIDESTORY, INC.

              STOCK OPTION GRANT NOTICE AND STOCK OPTION AGREEMENT
                   UNDER THE 2004 EQUITY INCENTIVE AWARD PLAN

      WebSideStory, Inc. (the "COMPANY"), pursuant to its 2004 Equity Incentive Award Plan (the "PLAN"), hereby grants to the Optionee listed below ("OPTIONEE"), an option to purchase the number of shares of the Company's Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Plan and the attached Stock Option Agreement, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Grant Notice and the attached Stock Option Agreement.

OPTIONEE:                                      _________________________________

GRANT DATE:                                    _________________________________

VESTING COMMENCEMENT DATE:                     _________________________________

EXERCISE PRICE PER SHARE:                      $____________ per share

TOTAL NUMBER OF SHARES GRANTED:                _________________________________

TOTAL EXERCISE PRICE:                          $____________

EXPIRATION DATE:                               _________________________________

TYPE OF OPTION:   [ ] Incentive Stock Option  [ ] Non-Qualified Stock Option

VESTING SCHEDULE: [To be specified in individual agreements]

      By his or her signature and the Company's signature below, Optionee agrees to be bound by the terms and conditions of the Plan and the attached Stock Option Agreement. Optionee has reviewed the attached Stock Option Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this option and fully understands all provisions of this Stock Option Grant Notice, the attached Stock Option Agreement and the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the administrator of the Plan upon any questions arising under the Plan or this option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

WEBSIDESTORY, INC.:                      OPTIONEE:

By: ________________________________     By: ___________________________________
Print Name:                              Print Name:
Title:

Address: 10182 Telesis Court, 6th Floor  Address:
         San Diego, CA 92121

                               GRANT NOTICE PAGE 1

                               WEBSIDESTORY, INC.
                        2004 EQUITY INCENTIVE AWARD PLAN

                             STOCK OPTION AGREEMENT

      Pursuant to the Stock Option Grant Notice ("GRANT NOTICE") to which this Stock Option Agreement (this "AGREEMENT") is attached, WebSideStory, Inc. (the "COMPANY") has granted to the Optionee an option under the Company's 2004 Equity Incentive Award Plan (the "PLAN") to purchase the number of shares of Stock indicated in the Grant Notice at the exercise price indicated in the Grant Notice. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference.

                                    ARTICLE I
                                 GRANT OF OPTION

      1.1 Grant of Option. In consideration of the Optionee's agreement to remain in the employ of or to continue to provide services to the Company or its Subsidiaries and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the "GRANT DATE"), the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in this Agreement. Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.

      1.2 Purchase Price. The purchase price per share of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that if this Option is designated as an Incentive Stock Option, the price per share of the shares subject to the Option shall not be less than the greater of (i) 100% of the Fair Market Value of a share of Stock on the Grant Date, or (ii) 110% of the Fair Market Value of a share of Stock on the Grant Date in the case of an Optionee then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any "subsidiary corporation" of the Company or any "parent corporation" of the Company (each within the meaning of Section 424 of the Code).

      1.3 Consideration to the Company. In consideration of the granting of the Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or any Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to (a) continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee, if the Optionee is an Employee, or (b) continue to provide services to the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to terminate the services of Optionee, if the Optionee is a consultant, at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and the Optionee.

                                   ARTICLE II
                            PERIOD OF EXERCISABILITY

      2.1   Commencement of Exercisability.

            (a) Subject to Sections 2.3 and 4.11, the Option shall become exercisable in such amounts and at such times as are set forth in the Grant Notice.

            (b) No portion of the Option which has not become exercisable at Termination of Service (as defined below) shall thereafter become exercisable, except as may be otherwise provided by the Committee or as set forth in a written agreement between the Company and the Optionee.

                          STOCK OPTION AGREEMENT PAGE 1

      2.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 2.3.

      2.3 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

            (a)   The expiration of ten years from the Grant Date; or

            (b) If this Option is designated as an Incentive Stock Option and the Optionee owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any "subsidiary corporation" of the Company or "parent corporation" of the Company (each within the meaning of Section 424 of the Code), the expiration of five years from the date the Option was granted; or

            (c) The expiration of ninety days following the date of the Optionee's Termination of Service, unless such Termination of Service occurs by reason of the Optionee's death or Disability; or

            (d) The expiration of one year following the date of the Optionee's Termination of Service by reason of the Optionee's death or Disability.

            (e) For purposes of this Agreement, "TERMINATION OF SERVICE" means the time when the service relationship (whether as an Employee, Director or a consultant) between the Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or Disability; but excluding (i) a termination where there is a simultaneous reemployment or continuing employment or consultancy of the Optionee by the Company or any Subsidiary or a "parent corporation" of the Company (within the meaning of Section 424 of the Code), (ii) at the discretion of the Committee, a termination which results in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with a former Employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Service for the purposes of this Agreement, and all questions of whether particular leaves of absence for Optionees who are Employees of the Company or any of its Subsidiaries constitute Terminations of Service; provided, however, that, if this Option is designated as an Incentive Stock Option, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an Employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of the Plan or this Agreement, the Company or any Subsidiary has an absolute and unrestricted right to terminate the Optionee's employment and/or consultancy at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and the Optionee.

      2.4 Special Tax Consequences. The Optionee acknowledges that, to the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options (but without regard to Section 422(d) of the Code), including the Option, are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any "subsidiary corporation" of the Company and any "parent corporation" of the Company (each within the meaning of Section 424 of the Code)) exceeds $100,000, the Option and such other options shall be treated as not qualifying under Section 422 of the Code but rather shall be taxed as Non-Qualified Stock Options. The Optionee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the Fair Market Value of Stock shall be determined as of the time the option with respect to such Stock is granted.

                          STOCK OPTION AGREEMENT PAGE 2

                                   ARTICLE III
                               EXERCISE OF OPTION

      3.1 Person Eligible to Exercise. Except as provided in Sections 4.2(b) and 4.2(c), during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.3, be exercised by the Optionee's beneficiary designated in accordance with Section 10.4 of the Plan. If no beneficiary has been designated or survives the Optionee, the Option may be exercised by the person entitled to such exercise pursuant to the Optionee's will or the laws of descent and distribution.

      3.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 2.3.

      3.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or the Secretary's office of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 2.3:

            (a) An exercise notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee. Such notice shall be substantially in the form attached as Exhibit A (or such other form as is prescribed by the Committee) (the "EXERCISE NOTICE"); and

            (b)   (i)   Full payment (in cash or by check) for the shares with
      respect to which the Option or portion thereof is exercised, to the extent permitted under applicable laws; or

                  (ii) With the consent of the Committee, such payment may be made, in whole or in part, through the delivery of shares of Stock which have been owned by the Optionee for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

                  (iii) To the extent permitted under applicable laws, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is made to the Company upon settlement of such sale; or

                  (iv) With the consent of the Committee, any combination of the consideration provided in the foregoing subparagraphs (i), (ii) and
      (iii); and

            (c) A bona fide written representation and agreement, in such form as is prescribed by the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of Stock are being acquired for the Optionee's own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing Stock issued on exercise of the Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this

                          STOCK OPTION AGREEMENT PAGE 3
subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and

            (d) Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option. With the consent of the Committee, (i) shares of Stock owned by the Optionee for at least six months duly endorsed for transfer or (ii) shares of Stock issuable to the Optionee upon exercise of the Option, having a Fair Market Value at the date of Option exercise equal to the statutory minimum sums required to be withheld, may be used to make all or part of such payment; and

            (e) In the event the Option or portion thereof shall be exercised pursuant to Section 3.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

      3.4 Conditions to Issuance of Stock Certificates. The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

            (a) The admission of such shares to listing on all stock exchanges on which such Stock is then listed; and

            (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable; and

            (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

            (d) The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon exercise of the Option; and

            (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

      3.5 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until such shares shall have been issued by the Company to such holder. Notwithstanding any other provision of the Plan or this Agreement, unless otherwise determined by the Committee or required by applicable law, rule or regulation, the Company shall not deliver to the Optionee certificates evidencing shares of Stock issued in connection with the exercise of this Option and instead such shares of Stock will be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

                                   ARTICLE IV
                                OTHER PROVISIONS

      4.1 Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option. In its absolute discretion, the Board may

                          STOCK OPTION AGREEMENT PAGE 4
at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

      4.2   Option Not Transferable.

            (a) Subject to Section 4.2(b), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution unless and until the Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

            (b) Notwithstanding any other provision in this Agreement, with the consent of the Committee and to the extent the Option is not intended to qualify as an Incentive Stock Option, the Option may be transferred to, exercised by and paid to certain persons or entities related to the Optionee, including but not limited to members of the Optionee's family, charitable institutes or trusts or other entities whose beneficiaries or beneficial owners are members of the Optionee's family or to such other persons or entities as may be expressly approved by the Committee (each a "PERMITTED TRANSFEREE"), pursuant to such conditions and procedures as the Committee may require. Any permitted transfer will be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a "blind trust" in connection with the Optionee's Termination of Service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company's lawful issue of securities.

            (c) Unless transferred to a Permitted Transferee in accordance with Section 4.2(b), during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. Subject to such conditions and procedures as the Committee may require, a Permitted Transferee may exercise the Option or any portion thereof during the Optionee's lifetime. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.3, be exercised by the Optionee's beneficiary designated in accordance with Section 10.4 of the Plan. If no beneficiary has been designated or survives the Optionee, the Option may be exercised by the person entitled to such exercise pursuant to the Optionee's will or the laws of descent and distribution.

      4.3   Restrictive Legends and Stop-Transfer Orders.

            (a) The share certificate or certificates evidencing the shares of Stock purchased hereunder shall be endorsed with any legends that may be required by state or federal securities laws.

            (b) The Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

            (c) The Company shall not be required (i) to transfer on its books any shares of Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

      4.4 Shares to Be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement.

                          STOCK OPTION AGREEMENT PAGE 5

      4.5 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company, and any notice to be given to the Optionee shall be addressed to the Optionee at the address given beneath the Optionee's signature on the Grant Notice. By a notice given pursuant to this Section 4.5, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's designated beneficiary if any, or the person otherwise entitled to exercise his or her Option pursuant to Section
3.1 by written notice under this Section 4.5. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited in a post office or branch post office regularly maintained by the United States Postal Service.

      4.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

      4.7 Notification of Disposition. If this Option is designated as an Incentive Stock Option, the Optionee shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such shares or (b) within one year after the transfer of such shares to him. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Optionee in such disposition or other transfer.

      4.8 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

      4.9 Conformity to Securities Laws. The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

      4.10 Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by the Optionee or such other person as may be permitted to exercise the Option pursuant to Section 3.1 and by a duly authorized representative of the Company.

      4.11 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

                          STOCK OPTION AGREEMENT PAGE 6

                                    EXHIBIT A

                   TO GRANT NOTICE AND STOCK OPTION AGREEMENT

                             FORM OF EXERCISE NOTICE

      Effective as of today, ___________, _____, the undersigned ("OPTIONEE") hereby elects to exercise the Optionee's option to purchase _________ shares of the common stock (the "SHARES") of WebSideStory, Inc. (the "COMPANY") under and pursuant to the WebSideStory, Inc. 2004 Equity Incentive Award Plan (the "PLAN") and the Stock Option Grant Notice and Stock Option Agreement dated _____________, _____ (the "OPTION AGREEMENT"). Capitalized terms not specifically defined herein shall have the meanings specified in the Option Agreement.

GRANT DATE:                              _______________________________________

NUMBER OF SHARES AS TO WHICH OPTION IS
EXERCISED:                               _______________________________________

EXERCISE PRICE PER SHARE:                $____________

TOTAL EXERCISE PRICE:                    $____________

CERTIFICATE TO BE ISSUED IN NAME OF:     _______________________________________

CASH PAYMENT DELIVERED HEREWITH:         $____________ (Representing the full
                                         Exercise Price for the Shares, as
                                         well as any applicable withholding
                                         tax)

TYPE OF OPTION: [ ] Incentive Stock Option  [ ] Non-Qualified Stock Option

      1. Representations of Optionee. The Optionee acknowledges that the Optionee has received, read and understood the Plan and the Option Agreement. The Optionee agrees to abide by and be bound by their terms and conditions.

      2. Rights as Stockholder. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 11 of the Plan.

      3. Tax Consultation. The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the Optionee's purchase or disposition of the Shares. The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of the Shares and that the Optionee is not relying on the Company for any tax advice.

      4. Binding Effect. The Optionee agrees that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Plan and the Option Agreement, to all of which the Optionee hereby expressly assents. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof.

SUBMITTED BY:                            ACCEPTED BY:

___________________________________      WEBSIDESTORY, INC.
Optionee

                                         By: ___________________________________
Address: __________________________      Name: _________________________________
         __________________________      Its: __________________________________

                             EXERCISE NOTICE PAGE 1